UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2016

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement
On January 8, 2016, the Company (i) entered into a senior unsecured revolving credit facility (the “Credit Agreement”) with an initial aggregate principal amount at any time outstanding not to exceed $850,000,000, among the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., MUFG Union Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as co-syndication agents, Goldman Sachs Bank USA and U.S. Bank National Association as Co-Documentation Agents and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC as joint bookrunners and joint lead arrangers, and (ii) terminated the 2014 Credit Agreement, as described and defined below under Item 1.02 of this Current Report on Form 8-K .

The Credit Agreement provides for a senior unsecured revolving loan facility (the “Revolving Credit Facility”) of up to $850,000,000 (the loans thereunder, the “Revolving Credit Loans”), of which up to $150,000,000 is available for letters of credit. The Credit Agreement also provides that the Company may, at its option, increase the aggregate amount of the Revolving Credit Facility and/or obtain incremental term loans in an amount up to $200,000,000 without the consent of any lenders not participating in such increase, subject to certain customary conditions and lenders committing to provide the increase in funding. There can be no assurance that additional funding will become available. Unutilized commitments under the Credit Agreement are subject to a fee of 0.25% to 0.35% depending upon the Company’s ratio of total net debt to cash flow, as calculated in accordance with the Credit Agreement.

The proceeds of the Revolving Credit Loans may be used for general corporate purposes of the Company and its subsidiaries. The commitments under the Revolving Credit Facility expire on January 8, 2021 and any Revolving Credit Loans will be payable in full at that time. Upon closing, the Company borrowed $200,000,000 as a revolving loan.

Loans designated by the Company at the time of borrowing as “ABR Loans” that are outstanding under the Credit Agreement bear interest at a rate per annum equal to (i) the greatest of (a) the Prime Rate (as defined in the Credit Agreement) in effect on such day; (b) the Federal Reserve Bank of New York Rate (as defined in the Credit Agreement) in effect on such day plus 1/2 of 1%; and (c) the Adjusted LIBO Rate (as defined in the Credit Agreement) for a one month interest period on such day plus 1%; plus (ii) the Applicable Rate. Loans designated by the Company at the time of borrowing as “Eurodollar Loans” that are outstanding under the Credit Agreement bear interest at a rate per annum equal to the Adjusted LIBO Rate (as defined in the Credit Agreement) for the interest period in effect for such borrowing plus the Applicable Rate. The “Applicable Rate” means a percentage ranging from 0.50% to 1.00% per annum for ABR Loans and a percentage ranging from 1.50% to 2.00% per annum for Eurodollar Loans, depending upon the Company’s ratio of total debt to cash flow, as calculated in accordance with the Credit Agreement.

The Credit Agreement includes negative and financial covenants that limit certain activities of the Company and its subsidiaries, including (i) restrictions on the Company’s and its subsidiaries’ ability to incur additional indebtedness; and (ii) financial covenants that require (a) the ratio of total net debt to cash flow not to exceed a maximum and (b) a minimum interest expense and principal payment coverage ratio.

The Credit Agreement also contains customary representations and warranties that must be accurate in order for the Company to borrow under the Revolving Credit Facility. In addition, the Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Company may be required immediately to repay all amounts outstanding under the Credit Agreement. Lenders holding at least 50% of the loans and commitments under the Credit Agreement may elect to accelerate the maturity of the loans and/or terminate the commitments under the Credit Agreement upon the occurrence and during the continuation of an event of default (other in the case of a bankruptcy or insolvency event of default, in which case acceleration and termination will be automatic).

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-described Credit Agreement. The above description is qualified in its entirety by reference to the complete Credit Agreement, which is attached as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

On January 8, 2016, the Company terminated the amended and restated senior unsecured credit facility dated September 25, 2014, as amended to date among the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., MUFG Union Bank, N.A. and U.S. Bank National Association as co-documentation agents and J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC as joint bookrunners and joint lead arrangers (the “2014 Credit Agreement”). All amounts outstanding under the 2014 Credit Agreement were repaid on January 8, 2016. The 2014 Credit Agreement was terminated in connection with the entry into the Credit Agreement described above under Item 1.01 of this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.
On January 12, 2016 the Company revised certain items of its 2015 financial outlook as set forth in the press release furnished as Exhibit 99.1 hereto and incorporated by reference herein.
The information furnished pursuant to this Item 2.02 and Exhibit 99.1 hereto shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure
On January 12, 2016, the Company announced its guidance for certain 2016 financial metrics. In addition, the Company intends to present the attached presentation at the 34th Annual J.P. Morgan Healthcare Conference at 7:30 a.m. Pacific time (10:30 a.m. Eastern time) on January 12, 2016, and expects to discuss its 2016 annual guidance.

The press release furnished as Exhibit 99.1 hereto and the presentation furnished as Exhibit 99.2 hereto are incorporated by reference herein.
Cautionary Statement Regarding Forward-Looking Statements
The information furnished pursuant Items 2.02 and 7.01 of this Current Report on Form 8-K (the “8-K”), the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2 contain “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding the Company’s 2016 financial outlook and its estimated range for the full year 2015 adjusted earnings per share contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the outcome of any protests related to Medicaid awards, CMS approval of Medicaid contracts, any changes to the programs or contracts, WellCare’s ability to address operational challenges related to new business, including, but not limited to, WellCare’s ability to meet the requirements of readiness reviews, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information concerning these and other important risks and uncertainties can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), included under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015, and other filings by WellCare with the SEC, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 hereto shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1
Credit Agreement, dated January 8, 2016, among WellCare Health Plans, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., MUFG Union Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as co-syndication agents, Goldman Sachs Bank USA and U.S. Bank National Association as Co-Documentation Agents and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC as joint bookrunners and joint lead arrangers

99.1	Press Release dated January 12, 2016*

99.2	Presentation dated January 12, 2016*

*	Furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2016	WELLCARE HEALTH PLANS, INC. /s/ Blair W. Todt
Blair W. Todt
Senior Vice President, Chief Legal and Administrative Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1
Credit Agreement, dated January 8, 2016, among WellCare Health Plans, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., MUFG Union Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as co-syndication agents, Goldman Sachs Bank USA and U.S. Bank National Association as Co-Documentation Agents and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC as joint bookrunners and joint lead arrangers

99.1	Press Release dated January 12, 2016*

99.2	Presentation dated January 12, 2016*

*	Furnished and not filed.